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                                                                   EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-22225 of DocuCorp, Inc. on Form S-4 of our report dated January 25, 1996 (February 2, 1996 as to Note 9) with respect to the balance sheets of Micro Dynamics Ltd. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

McLean, Virginia

April 7, 1997